Exhibit 99.1

First M&F Corp. Reports Second Quarter 2005 Earnings

          KOSCIUSKO, Miss., July 19 /PRNewswire-FirstCall/ -- First M&F Corp. (Nasdaq: FMFC) reported today that net income for the quarter ended June 30, 2005 was $3.045 million, or $.68 basic and $.67 diluted earnings per share, compared to $2.753 million, or $.60 basic and diluted earnings per share for the second quarter of 2004.

          Net income for the first six months of 2005 was $6.243 million, or $1.39 basic and $1.38 diluted per share, compared to $5.354 million, or $1.17 basic and diluted per share for the first half of 2004.

          For the second quarter of 2005 the annualized return on assets was 1.02%, while return on equity was 10.60%. Comparatively, the return on assets for the second quarter of 2004 was 1.01%, with a return on equity of 9.87%. The return on assets for the first half of 2005 was 1.05% while the return on equity was 10.90%.

          “I am pleased to report significant earnings per share improvement in the second quarter over the same period last year,” said Hugh S. Potts, Jr., Chairman and CEO. “Quarterly EPS improved year over year by more than 13% and by almost 19% on a year-to-date basis. This despite continued pressure on the net interest margin due to rising short-term rates and a very competitive deposit market. Asset quality has continued to improve and reflects our disciplined approach to credit risk. Planned expansions into DeSoto and Madison Counties are proceeding on schedule and we are optimistic about growth prospects in those markets.”

          Net interest income was up by 9.19% compared to the second quarter of 2004, with the net interest margin decreasing to 4.17% in the second quarter of 2005 from 4.19% in the second quarter of 2004. The net interest margin for the first quarter of 2005 was 4.13% as compared to 4.25% for the fourth quarter of 2004 and 4.24% for the third quarter of 2004. Loan yields increased to 6.55% in the second quarter of 2005 from 6.22% in the second quarter of 2004 while deposit costs increased to 2.10% from 1.57% for the same periods. Loans outstanding increased by 12.25% and deposits increased by 12.22% from June 30, 2004 to June 30, 2005. The primary factors in the improvement in net interest income were (1) strong loan demand resulting in growth in loans outstanding year-over-year, which improved interest revenues and (2) the growth in non-interest bearing deposits, which reduced the Company’s dependence on interest-bearing sources of funding. Earning asset yields were 6.18% for the second quarter of 2005, 5.97% for the first quarter of 2005 and 5.86% for the second quarter of 2004. Liability costs for the same periods were 2.33%, 2.13% and 1.94%. Management believes that yields and costs will increase as the Federal Reserve continues to raise short-term rates. Short- term Treasury rates increased by 175 basis points during the twelve months ending on June 30, 2005 while the prime rate increased from 4.00% at June 30, 2004 to 6.25% at June 30, 2005. However, loans still grew by 3.10% during the second quarter and 2.05% during the first quarter of 2005 as compared to growth of 1.46% in the second quarter and a decrease of .01% for the first quarter of 2004. Management has focused and will continue to focus on core deposit growth for 2005 to offset the influence that rising rates and a flattening yield curve will have on the cost of funds. The spread between the 10-year Treasury yield and the 90-day Treasury yield has narrowed from 344 basis points (a basis point equals .01%) in June 2004 to 96 basis points in June 2005. Loans as a percentage of assets were 72.52% at June 30, 2005 as compared to 72.85% at December 31, 2004 and 71.33% at June 30, 2004.

          Noninterest revenues, excluding securities transactions, increased by 8.45% for the second quarter of 2005 over the second quarter of 2004. Deposit- related income was up by 14.60%, mortgage income was down by 8.11%, and insurance agency commissions were up by 10.09%. Deposit revenues increased in all categories, with overdraft charges reversing their downward trend with a 39.98% increase in the second quarter over the first quarter of 2005. The decrease in mortgage revenues was expected as rising interest rates during the first quarter and early in the second quarter slowed origination volumes. However, mortgage rates decreased during May and June, increasing the pace of originations and improving the quarterly revenues by 60.81% as compared to the first quarter of 2005. Agency commission growth for the second quarter was the result of a 10.60% increase in property and casualty revenues over the second quarter of 2004. Annuity commissions decreased by 11.16% from the second quarter of 2004 after increasing by 55.65% for the first quarter of 2005 over the same period in 2004. The year-over-year growth in other noninterest revenues was due primarily to a 65.00% increase in profit-sharing revenues received by the insurance agencies. Other income for the second quarter of 2005 included $264 thousand in losses on disposals of foreclosed real estate, $141 thousand in gains on sales of student loans and $19 thousand in additional revenues from the acquisition of the Pulse ATM network by the Discover Network. Approximately $109 thousand in revenues related to the Pulse transaction were received during the first quarter of 2005.

          Noninterest expenses increased by 8.41% for the second quarter of 2005 as compared to the same period in 2004. Salaries and benefits were up by 11.37%, due primarily to the expansion efforts, beginning with the opening of a new branch in Flowood, a city in Rankin County, in February of 2004. The Company opened a new branch in Jackson in a rented location in September of 2004. The Olive Branch office was moved out of a rented location into a newly constructed facility in November of 2004. The Company also opened a loan production office in Germantown, Tennessee in December of 2004 with an initial staff of three associates. A new location is planned to be opened in Southaven in DeSoto County during the third quarter of 2005 with future expansion planned for Madison County also.

          The negative noncontrolling interests in 2004, which increase consolidated earnings, primarily represent a minority owner’s share of net losses incurred in Merchants Financial Services Group (MFS), an accounts receivable factoring company that is 51% owned by the Company. The balance sheet and income statement of MFS are included in the consolidated financial statements of the Company. The losses at MFS were primarily incurred through loan loss expenses of $ 2.030 million in the first quarter of 2004 and $369 thousand in the second quarter of 2004 needed to cover loan charge-offs. MFS has been mostly liquidated and is currently servicing a small portfolio. The Company is managing its remaining accounts receivable factoring operations in its asset- based lending subsidiary in Memphis.

          Annualized net loan charge-offs as a percent of average loans for the second quarter of 2005 were .15% as compared to .09% for the comparable period in 2004. Annualized net loan charge-offs as a percent of average loans were .24% for the first six months of 2005 as compared to .67% for the same period in 2004. Non-accrual and 90-day past due loans as a percent of total loans were .29% at June 30, 2005 as compared to .47% at the end of 2004. The allowance for loan losses as a percentage of loans was 1.40% at June 30, 2005 as compared to 1.40% at December 31, 2004 and 1.51% at June 30, 2004.

          Total assets at June 30, 2005 were $1.208 billion as compared to $1.143 billion at the end of 2004 and $1.094 billion at June 30, 2004. Total loans were $875.886 million compared to $832.486 million at the end of 2004 and $780.327 million at June 30, 2004. Deposits were $954.347 million compared to $877.264 million at the end of 2004 and $850.416 million at June 30, 2004. Total capital was $114.939 million or $ 25.60 in book value per share at June 30, 2005.

          The Company repurchased 10,000 shares of its common stock during the second quarter of 2005 at an average price of $34.74 and purchased 10,000 shares during the first quarter of 2005 at an average price of $33.23 per share. Capital was increased in the second quarter of 2005 by stock option exercises of 1,500 shares at an average price of $26.45 per share and in the first quarter of 2005 by stock option exercises of 2,500 shares at an average price of $26.60 per share. The current repurchase program allows purchases of up to 10,000 shares per month through May 2006.

          First M&F Corp., the parent of M&F Bank, is committed to proceed with its mission of making the mid-south better by exceeding expectations everyday in 22 communities in Mississippi and Tennessee.

          Caution Concerning Forward-Looking Statements
          This document includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on management’s current expectations and are subject to uncertainty and changes in circumstances. Actual results may differ materially from these expectations due to changes in economic, business, competitive, market and regulatory factors. More detailed information about those factors is contained in First M&F Corporation’s filings with the Securities and Exchange Commission.

First M&F Corporation
Condensed Consolidated Statements of Condition (Unaudited)
(In thousands, except share data)

	June 30 2005	December 31 2004	June 30 2004

Cash and due from banks	39,630	40,376	33,464
Interest bearing bank balances	4,515	5,105	4,132
Federal funds sold	11,450	3,550	2,000
Securities available for sale (cost of $193,899, $172,808, and $189,788)	195,318	175,654	194,608
Loans held for sale	6,631	12,236	10,377
Loans	875,886	832,486	780,327
Allowance for loan losses	12,274	11,619	11,792
Net loans	863,612	820,867	768,535
Bank premises and equipment	28,300	26,497	24,973
Accrued interest receivable	7,991	7,126	7,403
Other real estate	2,643	2,816	2,171
Intangible assets	16,734	16,761	16,789
Other assets	31,028	31,724	29,513
Total assets	1,207,852	1,142,712	1,093,965
Non-interest bearing deposits	135,974	137,728	127,156
Interest bearing deposits	818,373	739,536	723,260
Total deposits	954,347	877,264	850,416
Federal funds and repurchase agreements	14,741	16,808	17,639
Other borrowings	114,120	128,838	105,964
Accrued interest payable	1,944	1,728	1,452
Other liabilities	7,760	5,605	8,270
Total liabilities	1,092,912	1,030,243	983,741
Noncontrolling interest in subsidiaries	1	1	—
Common stock, 4,490,159, 4,506,159 and 4,542,859 shares issued & outstanding	22,451	22,531	22,714
Additional paid-in capital	29,083	29,587	30,668
Retained earnings	64,063	60,113	56,950
Accumulated other comprehensive income	(658)	237	(108)
Total equity	114,939	112,468	110,224
Total liabilities & equity	1,207,852	1,142,712	1,093,965

First M&F Corporation and Subsidiary
Condensed Consolidated Statements of Income (Unaudited)
(In thousands, except share data)

	Three Months Ended June 30		Six Months Ended June 30

	2005	2004	2005	2004

Interest and fees on loans	14,123	12,044	27,568	24,205
Interest on loans held for sale	149	101	266	194
Taxable investments	1,514	1,366	2,815	2,758
Tax exempt investments	503	559	1,021	1,120
Federal funds sold	54	29	172	98
Interest bearing bank balances	47	23	113	52
Total interest income	16,390	14,122	31,955	28,427
Interest on deposits	4,309	2,858	8,049	5,676
Interest on fed funds and repurchase agreements	152	135	308	282
Interest on other borrowings	994	1,114	1,986	2,185
Total interest expense	5,455	4,107	10,343	8,143
Net interest income	10,935	10,015	21,612	20,284
Provision for possible loan losses	818	999	1,689	3,459
Net interest income after loan loss	10,117	9,016	19,923	16,825
Service charges on deposits	2,214	1,932	3,919	3,753
Mortgage banking income	238	259	386	430
Agency commission income	1,026	932	1,957	1,797
Fiduciary and brokerage income	117	125	237	235
Other income	420	454	1,621	1,394
Gains (losses) on AFS investments	—	(17)	—	53
Total noninterest income	4,015	3,685	8,120	7,662
Salaries and employee benefits	5,525	4,961	10,748	9,907
Net occupancy expense	604	552	1,203	1,124
Equipment expenses	637	635	1,263	1,288
Software and processing expenses	281	309	572	647
Intangible asset amortization	13	17	27	49
Other expenses	2,578	2,416	5,034	4,852
Total noninterest expense	9,638	8,890	18,847	17,867
Net income before taxes	4,494	3,811	9,196	6,620
Income taxes	1,446	1,155	2,951	1,923
Noncontrolling interest in earnings (losses) of subsidiaries, net of income taxes of $2, $57, $1 and $391	3	(97)	2	(657)
Net income	3,045	2,753	6,243	5,354
Weighted average shares (basic)	4,498,577	4,556,375	4,498,811	4,560,800
Weighted average shares (diluted)	4,511,008	4,570,720	4,512,071	4,577,834
Basic earnings per share	$0.68	$0.60	$1.39	$1.17
Diluted earnings per share	$0.67	$0.60	$1.38	$1.17
Return on assets (annualized)	1.02%	1.01%	1.05%	0.98%
Return on equity (annualized)	10.60%	9.87%	10.90%	9.58%
Efficiency ratio	63.12%	63.25%	62.04%	62.35%
Net interest margin (annualized, tax-equivalent)	4.17%	4.19%	4.15%	4.22%
Net charge-offs to average loans (annualized)	0.15%	0.09%	0.24%	0.67%
Nonaccrual and 90 day accruing loans to total loans	0.29%	0.66%	0.29%	0.66%

First M&F Corporation
Financial Highlights

	QTD Ended June 30 2005	QTD Ended March 31 2005	QTD Ended Dec. 31 2004	QTD Ended Sept. 30 2004

Per Common Share (diluted):
Net income	0.67	0.71	0.58	0.61
Cash dividends paid	0.26	0.25	0.25	0.25
Book value	25.60	25.08	24.96	24.81
Closing stock price	34.23	34.13	33.85	33.35
Loan Portfolio Composition: (in thousands)
Commercial, financial and agricultural	150,280	130,732	128,735	140,766
Non-residential real estate	446,433	431,286	416,176	402,363
Residential real estate	208,730	214,965	211,696	207,249
Home equity loans	25,627	25,832	26,050	25,436
Consumer loans	41,919	43,869	46,678	47,569
Other loans	2,897	2,834	3,151	3,476
Total loans	875,886	849,518	832,486	826,859
Deposit Composition: (in thousands)
Noninterest-bearing deposits	135,974	136,131	137,728	129,613
NOW deposits	210,411	228,440	149,572	150,327
MMDA deposits	133,236	124,984	122,409	123,840
Savings deposits	84,278	87,250	85,342	86,022
Certificates of deposit under $100,000	213,479	209,026	205,795	204,031
Certificates of deposit $100,000 and over	165,975	164,739	166,467	154,551
Brokered certificates of deposit	10,994	10,304	9,951	—
Total deposits	954,347	960,874	877,264	848,384
Nonperforming Assets: (in thousands)
Nonaccrual loans	1,996	2,083	3,302	5,118
Accruing loans past due 90 days or more	583	917	645	1,166
Total nonperforming loans	2,579	3,000	3,947	6,284
Other real estate	2,643	3,428	2,816	2,330
Total nonperforming assets	5,222	6,428	6,763	8,614
Total nonperforming assets to assets ratio	0.43%	0.54%	0.59%	0.76%
Selected Average Balances: (in thousands)
Assets	1,195,352	1,174,035	1,138,009	1,107,013
Loans held for investment	860,900	842,999	838,155	801,387
Earning assets	1,080,740	1,064,936	1,034,722	1,004,567
Deposits	957,768	931,005	848,667	854,000
Equity	114,868	114,247	113,043	111,441
Selected Ratios:
Return on average assets (annualized)	1.02%	1.09%	0.93%	1.00%
Return on average equity (annualized)	10.60%	11.20%	9.34%	9.98%
Average equity to average assets	9.61%	9.73%	9.93%	10.07%
Net interest margin (annualized, tax-equivalent)	4.17%	4.13%	4.25%	4.24%
Efficiency ratio	63.12%	60.94%	65.80%	65.41%
Net charge-offs to average loans (annualized)	0.15%	0.34%	0.94%	0.05%
Nonaccrual and 90 day accruing loans to total loans	0.29%	0.35%	0.47%	0.75%
Price to book (x)	1.34	1.36	1.36	1.34
Price to earnings (x)	12.77	12.02	14.59	13.67

First M&F Corporation
Financial Highlights

Historical Earnings Trends:

		EPS

	(in thousands)	(diluted)
2Q 2005	3,045	0.67
1Q 2005	3,198	0.71
4Q 2004	2,640	0.58
3Q 2004	2,781	0.61
2Q 2004	2,753	0.60
1Q 2004	2,601	0.57
4Q 2003	2,809	0.61
3Q 2003	2,791	0.60
2Q 2003	2,638	0.57
1Q 2003	2,654	0.57
4Q 2002	2,730	0.59

Revenue Statistics:
	Revenues Per FTE	Non- interest Revenues to Ttl. Revenues	Non- interest Revenues to Avg. Assets	Contribution Margin

	(thousands)	(percent)	(percent)	(percent)
2Q 2005	33.0	26.30%	1.34%	63.82%
1Q 2005	32.7	27.17%	1.40%	65.43%
4Q 2004	32.2	24.90%	1.28%	63.01%
3Q 2004	31.5	26.49%	1.39%	63.04%
2Q 2004	31.3	26.22%	1.35%	64.70%
1Q 2004	33.2	27.23%	1.44%	66.13%
4Q 2003	33.1	24.50%	1.31%	68.06%
3Q 2003	34.0	25.96%	1.42%	65.88%
2Q 2003	32.8	25.89%	1.35%	66.51%
1Q 2003	32.2	25.26%	1.27%	67.47%
4Q 2002	33.9	26.85%	1.46%	67.79%

Expense Statistics:
	Non-interest Expense to Avg. Assets	Efficiency Ratio

	(percent)	(percent)
2Q 2005	3.23%	63.12%
1Q 2005	3.14%	60.94%
4Q 2004	3.39%	65.80%
3Q 2004	3.43%	65.41%
2Q 2004	3.26%	63.25%
1Q 2004	3.25%	61.47%
4Q 2003	3.30%	61.69%
3Q 2003	3.44%	62.88%
2Q 2003	3.26%	62.32%
1Q 2003	3.09%	61.45%
4Q 2002	3.35%	61.84%

Contribution Margin:

(Tax-equivalent net interest income + noninterest revenues - salaries and benefits)
divided by
(Tax-equivalent net interest income + noninterest revenues)

Efficiency Ratio:

Noninterest expense
divided by
(Tax-equivalent net interest income + noninterest revenues)

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
 (In thousands with yields and costs annualized)

	QTD June 2005, Average Balance	Yield/Cost	QTD June 2004, Average Balance	Yield/ Cost

Interest bearing bank balances	3,974	4.75%	6,385	1.40%
Federal funds sold	7,625	2.83%	12,724	0.93%
Taxable investments (amortized cost)	146,991	4.12%	133,843	4.08%
Tax-exempt investments (amortized cost)	50,043	6.42%	53,985	6.60%
Loans held for sale	11,207	5.29%	12,310	3.26%
Loans held for investment	860,900	6.57%	769,555	6.27%
Total earning assets	1,080,740	6.18%	988,802	5.86%
Non-earning assets	114,612		102,032
Total average assets	1,195,352		1,090,834
NOW & MMDA	351,114	1.41%	281,508	0.66%
Savings	85,252	1.73%	86,969	1.28%
Certificates of Deposit	385,333	2.81%	358,633	2.36%
Short-term borrowings	14,896	4.10%	15,282	3.55%
Other borrowings	100,026	3.97%	106,464	4.19%
Total interest bearing liabilities	936,621	2.33%	848,856	1.94%
Non-interest bearing deposits	136,068		121,844
Non-interest bearing liabilities	7,795		8,592
Capital	114,868		111,542
Total average liabilities and equity	1,195,352		1,090,834
Net interest spread		3.85%		3.92%
Effect of non-interest bearing deposits		0.30%		0.24%
Effect of leverage		0.02%		0.03%
Net interest margin, tax-equivalent		4.17%		4.19%
Less tax equivalent adjustment:
Investments		0.11%		0.13%
Loans		0.01%		0.01%
Reported book net interest margin		4.05%		4.05%

First M&F Corporation
Average Balance Sheets/Yields and Costs (tax-equivalent)
(In thousands with yields and costs annualized)

	YTD June 2005, Average Balance	Yield/Cost	YTD June 2004, Average Balance	Yield/ Cost

Interest bearing bank balances	6,527	3.47%	8,337	1.24%
Federal funds sold	13,966	2.46%	22,036	0.89%
Taxable investments (amortized cost)	137,606	4.09%	131,138	4.21%
Tax-exempt investments (amortized cost)	50,550	6.45%	53,979	6.62%
Loans held for sale	12,234	4.34%	12,324	3.14%
Loans held for investment	851,999	6.48%	767,966	6.32%
Total earning assets	1,072,882	6.08%	995,780	5.85%
Non-earning assets	111,870		101,953
Total average assets	1,184,752		1,097,733
NOW & MMDA	336,121	1.27%	288,747	0.66%
Savings	85,795	1.65%	87,328	1.28%
Certificates of Deposit	386,411	2.70%	355,177	2.34%
Short-term borrowings	15,491	3.98%	16,644	3.39%
Other borrowings	103,121	3.85%	111,280	3.93%
Total interest bearing liabilities	926,939	2.23%	859,176	1.90%
Non-interest bearing deposits	136,134		117,680
Non-interest bearing liabilities	7,120		9,131
Capital	114,559		111,746
Total average liabilities and equity	1,184,752		1,097,733
Net interest spread		3.85%		3.95%
Effect of non-interest bearing deposits		0.28%		0.24%
Effect of leverage		0.02%		0.03%
Net interest margin, tax-equivalent		4.15%		4.22%
Less tax equivalent adjustment:
Investments		0.11%		0.14%
Loans		0.01%		0.01%
Reported book net interest margin		4.03%		4.07%

SOURCE  First M&F Corporation
          -0-                             07/19/2005
          /CONTACT:  John G. Copeland, EVP & Chief Financial Officer of First M&F
Corp., +1-662-289-8594/
          /Web site:  http://www.mfbank.com/